Exhibit 10.33

                          Interactive Investor Limited

                                       and

                           Wall Street Strategies Inc.

                       ----------------------------------

                             DATA PROVIDER AGREEMENT

                       -----------------------------------



Confidential                     Page 1 of 8

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This Agreement is made the 15th day of May 2000


BETWEEN:

1) Interactive Investor Limited (company registration number 3090413) of 2 East Poultry Avenue, London EC1A 9PT (`Interactive')

and

2) Wall Street Strategies Inc. a company registered in Delaware with its principal office at 130 William Street, Suite 401, New York, New York 10038 ("the Provider")





WHEREAS:

     A. Interactive is a provider of financial information to members of the public via its websites and other electronic media.
     B. The Provider is a vendor of investment research and information services for individual and institutional investors and financial professionals through traditional media and its website located at www.wstreet.com.
     C. Interactive has developed and is promoting a subscription service for users of its website and the Provider wishes to be a supplier of financial information use in association with this service.
     D. Interactive has chosen the Provider to be the supplier of the financial information for display on the service.


IT IS HEREBY AGREED AS FOLLOWS:

Definitions

In this Agreement the following expressions shall have the following meanings and the singular shall include the plural and vice versa:

"Affiliate" means any company which is a parent undertaking of either party or a subsidiary undertaking of such party or a subsidiary of any parent undertaking of such party at the time being as all such terms are defined in the Companies Act 1985 as in force at the date of this Agreement.

`Billing System' means the Provider's billing system by which the Provider will bill the Subscriber.

"Interactive Site" means the electronic pages and other electronic media generated by and owned by Interactive and which may be accessed by Users and Subscribers at the following URLs: www.iii.co.uk, www.iii.co.za, www.iii-asia.com, www.iii-fr.com, www.iii-offshore.net, www.iii-de.com, www.iii-it.com, www.iii-es.com.

"Information" means WSS's "Hot Line A.M",WSS's "Monthly Newsletter" and a glossary of terms, or the same material under a different name as may be modified by the Provider from time to time.

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"Intellectual Property Rights" means patents trade marks service marks trade and service names copyrights and design rights (whether or not any of them are registered and including applications for registration of any of them) rights in know-how databases including sui generis rights moral rights trade secrets and rights of confidence and all rights or forms of protection of a similar nature or having similar or equivalent effect to any of them which may subsist anywhere in the world at the date of this Agreement or in the future.

"Net Revenue" means [ *** ].

"Notice" means any signed written communication between the parties hereto.

"Provider's Site" means the electronic page generated and owned by the Provider and which Subscribers may access via a link from the Interactive Site.

"Subscriber" means a User who has entered the Provider's Site via a link from an Interactive Site, completed the Subscription Application Page and has been authorised to access all or part of the Interactive Site.

"Subscription Application Page" means the page on the Provider's Site which a User will see and which a User must complete in order to become a Subscriber.

"Subscription Price" means the price that the parties will charge for the Information.

"Trade Mark" shall, without prejudice to the generality of `Intellectual Property Rights', mean any trade or service mark or registered or unregistered design subsisting by virtue of common law or registration with any body established by statute or act under the law of any state or otherwise by virtue of the laws of any state or by virtue of any treaty and having as one of its functions the registration of property rights in or rights of use of or restrictions on the rights of use of names and / or wording and / or designs and shall include URL addresses.

"User" means any legal or moral person having access to the home page of the Interactive Site.

1.   Delivery of the Information

1.1 The Provider shall deliver the Information to the Subscribers in accordance with the delivery timetable set out in Schedule 1, Part A.

1.2 WSS shall make available to Interactive other WSS products and WSS website content ("Other Products") as agreed in writing between the parties1.3 [ *** ] shall bear the costs of [ *** ] the Information and [ *** ] associated with maintenance of the relationship between the parties described herein.

2.   Subscription Prices and Consideration

2.1 The Subscription Price will be the price as set out in Schedule 1, Part B. Subscription prices shall be subject to change from time to time upon mutual agreement between the parties. The parties may by mutual agreement from time to time initiate discount, trial and promotional pricing polices for the Information or Other Products.

2.2 [ *** ] will be solely responsible for the billing, invoicing and collection of the Subscription Price at its sole expense.

2.3 All Net Revenue from subscriptions to the Information by Subscribers shall be allocated [ *** ].

2.4 The Provider will provide Interactive with the data from the Subscription Application Page and Interactive will use such data in accordance with Interactive's `Privacy Policy', which is found on Interactive's Website.

2.5 Within [ *** ] Business Days after the end of each month, [ *** ] will provide [ *** ] with a written monthly report ("Monthly Report") stating:

   2.5.1 the Net Revenues actually received during the previous month from Subscribers (the "Agreement Revenues"); and

   2.5.2  any cancellations, charge-backs and refunds ("the Refunds"); and

   2.5.3 the total amount to be invoiced by [ *** ], which shall be the Agreement Revenues less the Refunds; and

   2.5.4  all data from the Subscription Application Page.


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2.6  Interactive may request from the Provider, no more frequently than [ *** ], an audit of the Net Revenues and Refunds for the preceding [ *** ] (or portion thereof). Such audit shall be conducted at [ *** ] expense, by an independent third party mutually agreeable to the parties in accordance with its standard procedures, on a reasonable basis and in a reasonable time period which will not disrupt the operations of the parties. The determination of such auditor shall be conclusive (absent manifest error) and a reconciliation and, if necessary, adjustment of the allocable revenues for the period audited shall be completed by the parties within [ *** ] after receipt of the audit.

2.7 [ *** ] will continue to pay to [ *** ] the above amounts in the manner described in this clause 2 for all Subscribers who continue to subscribe to the Information after the termination of this Agreement. This obligation shall continue [ *** ] from the date of termination of this Agreement.

3.   Hosting, Licence and Distribution

3.1 The Provider will host the Information, a Subscription Application Page and the Billing System on its server and [ *** ].

3.2 The Provider hereby grants to Interactive a non-exclusive licence to use the Information and to link to the Information from the Interactive Sites solely for the purpose of including the Information as part of the services offered by Interactive at the Interactive Sites, and the Provider grants a similar licence for similar purposes to any Affiliate of Interactive in the course of the business of Interactive as a licensee of the Provider Site. This licence will expire upon expiration or termination of this Agreement. Interactive may not add any additional URL to the Interactive Sites without the prior written consent of the Provider, which shall not be unreasonably withheld or delayed.

3.3 The Provider will distribute the Information to Subscribers and the Provider will allow such Subscribers to use the Information on a non-exclusive basis in accordance with and to the extent permitted by the subscription agreement with the Provider.

3.4 Interactive shall not edit, alter or amend the content of the Information (except with the prior written consent of the Provider) but the Provider will alter amend manipulate enhance or modify the layout context presentation and / or format of the Information and add explanatory notes and hypertext links by agreement with Interactive.

4.   Marketing

4.1 Interactive will provide a `button' that links from the Interactive Sites to the Provider Site in a position on the Interactive Sites placed at Interactive's sole discretion, promoting the Information. The Provider will provide Interactive with the appropriate hypertext link upon commencement of this Agreement.

4.2 Both parties agree to promote and market the Information and the Interactive Site in order to maximise the numbers of Subscribers and the usage of the Information and the Interactive Site and for this purpose alone each party hereby grants to the other a licence to use the Trade Marks of that party, provided the party intending to use the other party's trademarks obtains the other party's prior written consent, which shall not be unreasonably withheld or delayed.

4.3 The marketing activities to be conducted by Interactive pursuant to this Agreement shall include but not be limited to those described in Schedule 1, Part C annexed hereto. Any promotion of the Information and / or the Interactive Site shall be by material of the highest quality and each Party warrants that such material shall be accurate, honest and complete and that the material shall not knowingly, by association or otherwise, prejudice the name or goodwill of the other party or be in any way prejudicial to or detrimental to the other Party or to its business and that it shall not suffer or allow any such information to be published where it is reasonably within the power of that Party to prevent it.

5.   Intellectual Property Rights

5.1 The Information supplied by the Provider to Interactive will be based on the work and research carried out by the Provider and the Intellectual Property Rights (including copyright) will remain the property of the Provider.

5.2 The Provider hereby acknowledges that all Intellectual Property Rights in and relating to the format context or design relating to the Information, and the promotion thereof, in or on the Interactive Siteremains the property of Interactive.

5.3 Interactive shall display a notice on all pages where the Information is displayed to the effect that copyright in and to the Information is the property of the Provider.

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6.   Warranties

6.1  The Provider represents and warrants to Interactive that

     a) it is the lawful copyright owner of the Information, or alternatively that it has obtained the permission of the copyright owner or owners to use the Information for the purpose of and the uses involved in creating publishing marketing and distributing the Information.

     b) that it has, and will throughout the life of this Agreement and will insofar as its liability under this Agreement is concerned following termination of this Agreement comply with all legislation and regulations relating to the Information and its use under this Agreement

     c) that it has the right to grant to Interactive the licences and other rights provided for under this Agreement.

     d) To the best of its knowledge and belief, the use of the Information by Interactive and Subscribers and the exercise of the rights granted under this Agreement will not infringe the Intellectual Property Rights of any third party

     e) it has the right power and authority to enter into and all the rights necessary to perform its obligations under this Agreement

     f) it has obtained and will maintain all necessary consent licences or authorities in relation to the use of the Information

     g) to the best of its knowledge and belief, the use by Interactive of the Provider's Trade Marks do not and will not infringe the Intellectual Property rights of any third party

6.2  Interactive represents and warrants to the Provider that

     a) The use by the Provider of Interactive's Trade Marks do not and will not infringe the Intellectual Property Rights of any third party.

     b) that it has, and will throughout the life of this Agreement and will insofar as its liability under this Agreement is concerned following termination of this Agreement comply with all legislation and regulations relating to the Information and its use under this Agreementc) it has the right power and authority to enter into and all the rights necessary to perform its obligations under this Agreement.

7.   Indemnities

7.1 Neither Party's liability to the other for death or personal injury or resulting solely from its own negligence or that of its employees agents or sub-contractors shall be limited.

7.2 Each Party (the `Indemnifying Party') shall indemnify and hold harmless the other against any losses damages liabilities costs expenses or claims made by any third party against the other Party relating to any infringement of warranties in clauses 6.1(a), (b), (c), (e) and (f) and 6.2 and / or misuse of the Trade Marks of the other Party and / or infringement of any third party's Intellectual Property Rights, provided that the other Party:

     a) gives notice to Indemnifying Party of the claim promptly upon becoming aware of the same

     b) gives Indemnifying Party the sole conduct of the defence to the claim and does not at any time admit liability or otherwise settle or compromise or attempt to settle or compromise the said claims except upon the express instructions of the Indemnifying Party

     c) at the Indemnifying Party's cost acts in accordance with the reasonable instructions of the Indemnifying Party and gives the Indemnifying Party such assistance as it shall reasonably require in respect of the conduct of the defence

8.   Confidentiality

8.1 Each Party recognises that under this Agreement it may receive trade secrets and confidential or proprietary information belonging to the other Party or its clients. Each Party recognises that all such information constitutes confidential information and agrees not to divulge confidential information belonging to the other to any third party.

8.2 The provisions of clause 8.1 do not apply to any information which the receiving Party proves:

     a) is in or enters the public domain other than by breach of its obligations under this Agreement

     b) is obtained from a third party who is lawfully authorised to disclose such information; or

     c) is required to be disclosed by law or regulation or by order of a court of competent jurisdiction or pursuant to a formal or informal request of a tax authority or other relevant authority.

9.   Termination

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9.1  This  Agreement  shall commence on the date that both parties have executed this Agreement. Subject to Clause 9.2 this Agreement shall continue until terminated by either party serving at least thirty (30) days prior written notice that the Agreement will terminate on the following anniversary.

9.2 Either party (the `Notifying Party') will have the right at any time by giving notice to the other to forthwith terminate this Agreement:

     a) in the event that the other party commits a material or continuing breach of any of the terms of this Agreement and fails to remedy the same within 30 days of being required by the Notifying Party in writing to do so; or

     b) forthwith on the other party passing a resolution, or the court making an order, that such other be wound up or a receiver, administrative receiver, manager or administrator on behalf of a creditor is appointed in respect of all or a material part of such other's business or such other is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986.

9.3 Termination of this Agreement shall be without prejudice to any other rights or remedies a Party may be entitled to and shall not affect any accrued rights or liabilities of either party nor the continuance in force of any provision hereof expressly stated to survive or impliedly surviving termination.

9.4  On termination of this Agreement by either Party for whatever reason:

     a) The Provider shall cease to use Interactive's Trade Marks and Interactive shall cease to use the Provider's Trade Marks and neither party shall refer to the other in any promotional, marketing or other advertising material; and

     b) Interactive shall confirm to the Provider that it has ceased to use the Information

     c) each party shall pay the other the amount due to the other in respect of monies received by or due to each party prior to the date of termination.

9.5  Clause 2.7 shall survive this Agreement.

10.  Entire Agreement

10.1 This Agreement, including the Schedules, constitutes the entire agreement between the Parties. In the event that there is a conflict between a Schedule and the main text of this Agreement, the main text shall prevail. There are no promises, covenants or undertakings of the parties with respect to such subject matter other than those expressly set out in this Agreement. Each Party confirms that it has not relied upon any representation of the other as inducing it to enter into this Agreement.

11.  Variation of this Agreement

11.1 No variation of these terms and conditions of this Agreement will be valid unless made or confirmed in writing by the authorised signatories of both parties on or after the date of this Agreement.

12.  Severability

12.1 If any of the provisions of this Agreement is judged to be invalid, illegal or unenforceable, the continuing in full force and effect of the remainder of them will not be prejudiced and the parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the objectives of the invalid or unenforceable provision.

13.  Waiver

13.1 No delay by either party in enforcing its rights shall prejudice or restrict the rights of that party, and no waiver of any such rights or any breach of a contractual term will be deemed to be a waiver of any other right or of any other breach.

14.  Assignment

14.1 Neither party shall assign this Agreement or any benefit or interest arising under it, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

15.  Notices

15.1 Any notice given under this Agreement by either party to the other must be in writing and must be delivered personally or by first class post and in the case of first class post will be deemed to have been given two business days after the date of posting

16.  Governing Law and Jurisdiction

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16.1 This  Agreement  shall be construed in accordance  with English law and the parties submit to the exclusive jurisdiction of the English courts.


Signed by the duly authorised representatives of the parties.


For and on behalf of                           For and on behalf of
Interactive Investor Limited.                  Wall Street Strategies, Inc.


Signature /s/ John Blowers                     Signature  /s/ Daliah Amar
          ------------------------------                  ---------------


Name     John Blowers                          Name Daliah Amar

Position  Product Marketing Director           Position Chief Operating Officer
          ------------------------------                -----------------------

Date 10/05/00                                  Date 5/15/2000
     -------------                                  ---------


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                                   SCHEDULE 1

PART A

DELIVERY TIMETABLE

The Provider will post to the Provider's Site in one global release the following Information at the frequency and by the appropriate times as shown in the following table:

--------------------------------------------------------------------------------
Report Title        Frequency      Times

--------------------------------------------------------------------------------
Hot Line A-M        Daily          By [***] Eastern Time
--------------------------------------------------------------------------------
Monthly Report      Monthly        By [***] day of each calendar
                                   month Eastern Time
--------------------------------------------------------------------------------
Glossary            One-off        Within [***]  days of the commencement of
                                   this agreement.
--------------------------------------------------------------------------------





PART B

SUBSRCRIPTION PRICES

Initial Subscription Prices for the Information shall be as follows:

         [ *** ] trial subscription:        US$[ *** ]
         One year subscription:             US$[ *** ]

Other Products:   as determined by agreement between the parties.



PART C

MARKETING ACTIVITIES

1. Within [ *** ] after execution of this Agreement, Interactive will provide exposure for the WSS Information on the Interactive Site including without limitation Interactive's "US Equity Centre".

2. Interactive will feature the Provider and the Information in online and offline advertising it conducts for its subscription products and services and its products and services of interest to existing and potential institutional and individual investors in US equities markets, in its sole discretion.

3. Interactive and the Provider will seek to attract Subscribers to the Information by means of:

3.1  offering [ *** ] trial subscriptions to the Information;

3.2  seeking annual subscriptions to the Information from Subscribers and

3.3  seeking to upgrade Subscribers for the Information and Other Products.

4.   The  Provider   and   Interactive   will,   where   appropriate   and  upon
agreement,create hypertext links and buttons between the Information and relevant marketing for the Information.

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